Exhibit 99.1

Avnet Reports Fourth Quarter and Fiscal 2022 Financial Results

Fourth quarter sales of $6.4 billion and operating income margin of 4.5%

Fiscal 2022 sales of $24.3 billion and record diluted EPS of $6.94

Farnell achieves record revenues of $1.8 billion with operating margin over 13%

PHOENIX – August 10, 2022 – Avnet, Inc. (Nasdaq: AVT) today announced results for its fourth quarter and fiscal year ended July 2, 2022.

Commenting on the Company’s financial results, Avnet Chief Executive Officer Phil Gallagher stated, “We are pleased to end the fiscal year on a high note, delivering another strong quarter of year-over-year sales growth and operating margin expansion. Supported by solid execution across our businesses, Avnet continues to gain share and secure new opportunities in the markets in which we compete. Despite an evolving macro environment, we remain well-positioned to continue to grow our business profitably by helping our customers and suppliers navigate an increasingly complex market.”

Fiscal Fourth Quarter Key Financial Highlights:

●	Sales of $6.4 billion up 21.9% year over year from $5.2 billion.
o	On a constant currency basis, sales increased 28.2% year over year.
●	GAAP diluted earnings per share increased to $2.51, compared with $0.85 in the prior year quarter.
o	Non-GAAP adjusted diluted earnings per share of $2.07, compared with $1.12 in the prior year quarter.
●	GAAP operating income margin of 4.5%, increased 221 basis points year over year.
o	Adjusted operating income margin of 4.5%, increased 161 basis points year over year.
●	Electronic Components operating income margin of 4.3%, increased 122 basis points year over year.
●	Farnell operating income margin of 14.2% increased 597 basis points year over year.
●	Returned $25 million to shareholders in dividends during the quarter, an 18% per share increase year over year.
●	Returned $102 million to shareholders in the quarter from share repurchases, representing 2.4% of outstanding shares.

Fiscal 2022 Key Financial Highlights:

●	Sales of $24.3 billion up 24.5% year over year from $19.5 billion.
o	On a constant currency basis, sales increased 27.2% year over year.
●	GAAP diluted earnings per share increased to $6.94, compared with $1.93 in the prior year.
o	Non-GAAP adjusted diluted earnings per share of $6.93, compared with $2.71 in the prior year.
●	GAAP operating income margin of 3.9%, increased 242 basis points year over year.
o	Adjusted operating income margin of 4.1%, increased 197 basis points year over year.
●	Electronic Components operating income margin of 3.9%, increased 135 basis points year over year.
●	Farnell operating income margin of 13.4% increased 764 basis points year over year.
●	Returned $98 million to shareholders in dividends during the fiscal year.
●	Returned $193 million to shareholders in the fiscal year from share repurchases, representing 4.7% of outstanding shares.

Key Financial Metrics

($ in millions, except per share data)

Fourth Quarter Results (GAAP)
	Jun – 22	Jun – 21	Change Y/Y		Mar – 22	Change Q/Q
Sales	$6,372.7	$5,226.7	21.9%		$6,488.1	(1.8)%
Operating Income	284.7	118.0	141.3%		274.4	3.8%
Operating Income Margin	4.5%	2.3%	221	bps	4.2%	24	bps
Diluted Earnings Per Share (EPS)	$2.51	$0.85	195.3%		$1.84	36.4%
Fourth Quarter Results (Non-GAAP)(1)
	Jun – 22	Jun – 21	Change Y/Y		Mar – 22	Change Q/Q
Sales	$6,372.7	$5,226.7	21.9%		$6,488.1	(1.8)%
Adjusted Operating Income	287.6	151.8	89.5%		303.7	(5.3)%
Adjusted Operating Income Margin	4.5%	2.9%	161	bps	4.7%	(17)	bps
Adjusted Diluted Earnings Per Share (EPS)	$2.07	$1.12	84.8%		$2.15	(3.7)%
Segment and Geographical Mix
	Jun – 22	Jun – 21	Change Y/Y		Mar – 22	Change Q/Q
Electronic Components (EC) Sales	$5,930.4	$4,785.3	23.9%		$6,019.1	(1.5)%
EC Operating Income Margin	4.3%	3.1%	122	bps	4.4%	(9)	bps
Farnell Sales	$442.3	$441.4	0.2%		$469.0	(5.7)%
Farnell Operating Income Margin	14.2%	8.3%	597	bps	14.9%	(65)	bps
Americas Sales	$1,618.4	$1,194.4	35.5%		$1,627.2	(0.5)%
EMEA Sales	2,064.0	1,737.3	18.8%		2,185.7	(5.6)%
Asia Sales	2,690.3	2,295.0	17.2%		2,675.2	0.6%

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the “Non-GAAP Financial Information” section of this press release.

Outlook for the First Quarter of Fiscal 2023 Ending on October 1, 2022

	Guidance Range	Midpoint
Sales	$6.20B – $6.50B	$6.35B
Adjusted Diluted EPS(1)	$1.85 – $1.95	$1.90

(1)	A reconciliation of non-GAAP guidance to GAAP guidance is presented in the “Non-GAAP Financial Information” section of this press release.

The above guidance is based upon current market conditions, including a $100 million negative impact on sales at mid-point of guidance from the recent strengthening of the U.S. Dollar as compared to the fourth quarter. This guidance implies a sequential growth rate range of down 1% to up 4% in constant currency, and assumes a typical seasonal shift in sales to Asia from the western regions.

The above guidance also excludes amortization of intangibles and certain income tax adjustments. The above guidance assumes an effective tax rate of between 21% and 25%. The above guidance assumes 96 million average diluted shares outstanding and average currency exchange rates as shown in the table below:

	Q1 Fiscal
	2023	Q4 Fiscal	Q1 Fiscal
	Guidance	2022	2022
Euro to U.S. Dollar	$1.02	$1.06	$1.18
GBP to U.S. Dollar	$1.20	$1.26	$1.38

Today’s Conference Call and Webcast Details

Avnet will host a quarterly webcast and teleconference today at 1:30 p.m. PT and 4:30 p.m. ET to discuss its financial results and provide a corporate update. The webcast can be accessed via Avnet’s Investor Relations web page at: https://ir.avnet.com.

Those who would still like to participate in the live call can dial 877-407-8112 or 201-689-8840. A replay of the conference call will be available for 90 days, through November 8, 2022 at 5:00 p.m. ET, and can be accessed by dialing: 877-660-6853 or 201-612-7415 and using Conference ID: 13730217.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations and business of the Company. You can find many of these statements by looking for words like “believes,” “projected”, “plans,” “expects,” “anticipates,” “should,” “will,” “may,” “estimates” or similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. The following important factors, in addition to those discussed elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2021 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, could affect the Company’s future results of operations, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements: geopolitical events and military conflicts; pandemics and other health-related crises, including COVID-19; competitive pressures among distributors of electronic components; an industry down-cycle in semiconductors, including supply shortages; relationships with key suppliers and allocations of products by suppliers, including increased non-cancellable/non-returnable orders; accounts receivable defaults; risks relating to the Company’s international sales and operations, including risks relating to the ability to repatriate cash, foreign currency fluctuations, inflation, duties and taxes, sanctions and trade restrictions, and compliance with international and U.S. laws; risks relating to acquisitions, divestitures and investments; adverse effects on the Company’s supply chain, operations of its distribution centers, shipping costs, third-party service providers, customers and suppliers, including as a result of issues caused by military conflicts, terrorist attacks, natural and weather-related disasters, pandemics and health related crisis, warehouse modernization and relocation efforts; risks related to cyber security attacks, other privacy and security incidents and information systems failures, including related to current or future implementations, integrations or upgrades; general economic and business conditions (domestic, foreign and global) affecting the Company’s operations and financial performance and, indirectly, the Company’s credit ratings, debt covenant compliance, liquidity and access to financing; constraints on employee retention and hiring; and legislative or regulatory changes affecting the Company’s businesses.

Any forward-looking statement speaks only as of the date on which that statement is made. Except as required by law, the Company assumes no obligation to update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

About Avnet

As a leading global technology distributor and solutions provider, Avnet has served customers’ evolving needs for an entire century. We support customers at each stage of a product’s lifecycle, from idea to design and from prototype to production. Our unique position at the center of the technology value chain enables us to accelerate the design and supply stages of product development so customers can realize revenue faster. Decade after decade, Avnet helps its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com. (AVT_IR)

Investor Relations Contacts

Joe Burke, 480-643-7431

Joseph.Burke@avnet.com

Media Relations Contact

Jeanne Forbis, 480-643-7499

Jeanne.Forbis@Avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Fourth Quarters Ended		Years Ended
	July 2,	July 3,	July 2,	July 3,
	2022	2021	2022	2021

	(Thousands, except per share data)
Sales	$6,372,653	$5,226,734	$24,310,708	$19,534,679
Cost of sales	5,593,022	4,581,787	21,345,317	17,294,049
Gross profit	779,631	644,947	2,965,391	2,240,630
Selling, general and administrative expenses	494,943	498,497	1,994,847	1,874,831
Russian-Ukraine conflict related expenses	—	—	26,261	—
Restructuring, integration and other expenses	—	28,449	5,272	84,391
Operating income	284,688	118,001	939,011	281,408
Other expense, net	(6,160)	(2,955)	(5,302)	(19,006)
Interest and other financing expenses, net	(29,987)	(23,345)	(100,375)	(89,473)
Income before taxes	248,541	91,701	833,334	172,929
Income tax expense (benefit)	1,718	6,346	140,955	(20,185)
Net income	$246,823	$85,355	$692,379	$193,114

Earnings per share:
Basic	$2.54	$0.86	$7.02	$1.95
Diluted	$2.51	$0.85	$6.94	$1.93

Shares used to compute earnings per share:
Basic	97,309	99,655	98,662	99,258
Diluted	98,387	100,630	99,819	100,168
Cash dividends paid per common share	$0.26	$0.22	$1.00	$0.85

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	July 2,	July 3,
	2022	2021

	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$153,693	$199,691
Receivables	4,301,002	3,576,130
Inventories	4,244,148	3,236,837
Prepaid and other current assets	177,783	150,763
Total current assets	8,876,626	7,163,421
Property, plant and equipment, net	315,204	368,452
Goodwill	758,833	838,105
Intangible assets, net	12,651	28,539
Operating lease assets	227,138	265,988
Other assets	198,080	260,917
Total assets	$10,388,532	$8,925,422

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$174,422	$23,078
Accounts payable	3,431,683	2,401,357
Accrued expenses and other	591,020	572,457
Short-term operating lease liabilities	54,529	58,346
Total current liabilities	4,251,654	3,055,238
Long-term debt	1,437,400	1,191,329
Long-term operating lease liabilities	199,418	239,838
Other liabilities	307,300	354,833
Total liabilities	6,195,772	4,841,238
Shareholders’ equity	4,192,760	4,084,184
Total liabilities and shareholders’ equity	$10,388,532	$8,925,422

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Years Ended
	July 2, 2022	July 3, 2021

	(Thousands)
Cash flows from operating activities:
Net income	$692,379	$193,114

Non-cash and other reconciling items:
Depreciation	87,367	90,884
Amortization	14,959	41,033
Amortization of operating lease assets	52,881	56,782
Deferred income taxes	(52,513)	14,650
Stock-based compensation	36,738	29,339
Impairments	—	15,166
Other, net	34,116	22,512
Changes in (net of effects from businesses acquired and divested):
Receivables	(1,132,039)	(615,353)
Inventories	(1,218,871)	(409,075)
Accounts payable	1,131,225	620,973
Accrued expenses and other, net	134,448	30,924
Net cash flows (used) provided by operating activities	(219,310)	90,949

Cash flows from financing activities:
Issuance of notes, net of discounts	299,973	297,660
Repayments of public notes	(354,336)	(305,077)
Borrowings under accounts receivable securitization, net	274,900	22,900
Repayments under senior unsecured credit facility, net	—	(231,680)
Borrowings (repayments) under bank credit facilities and other debt, net	235,047	(2,789)
Repurchases of common stock	(184,382)	—
Dividends paid on common stock	(98,490)	(84,309)
Other, net	(16,653)	(10,718)
Net cash flows provided (used) for financing activities	156,059	(314,013)

Cash flows from investing activities:
Purchases of property, plant and equipment	(48,900)	(50,363)
Acquisitions of assets and businesses	—	(18,381)
Proceeds from liquidation of Company owned life insurance policies	90,384	—
Other, net	9,815	7,548
Net cash flows provided (used) for investing activities	51,299	(61,196)
Effect of currency exchange rate changes on cash and cash equivalents	(34,046)	6,913
Cash and cash equivalents:
— decrease	(45,998)	(277,347)
— at beginning of period	199,691	477,038
— at end of period	$153,693	$199,691

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses certain non-GAAP financial information including (i) adjusted operating income, (ii) adjusted operating expenses, (iii) adjusted other income (expense), (iv) adjusted income before income taxes, (v) adjusted income tax expense (benefit), (vi) adjusted diluted earnings per share, and (vii) sales adjusted for the impact of significant acquisitions and other items (as defined in the Organic Sales section of this document).

There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “constant currency.” Management believes organic sales and sales in constant currency are useful measures for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income and operating expenses adjusted for restructuring, integration and other expenses, Russian-Ukraine conflict related expenses and amortization of acquired intangible assets and other, are useful measures to help investors better assess and understand the Company’s operating performance. This is especially the case when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income and operating expenses without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in most cases, for measuring performance for compensation purposes. Management measures operating income for its reportable segments excluding restructuring, integration and other expenses, Russian-Ukraine conflict related expenses and amortization of acquired intangible assets and other.

Additional non-GAAP metrics management uses is adjusted operating income margin, which is defined as adjusted operating income (as defined above) divided by sales.

Management also believes income tax expense (benefit), net income and diluted earnings (loss) per share adjusted for the impact of the items described above and certain items impacting other income (expense) and income tax expense (benefit) are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance. Adjustments to income tax expense (benefit) and the effective income tax rate include the effect of changes in tax laws, certain changes in valuation allowances and unrecognized tax benefits, income tax audit settlements and adjustments to the adjusted interim effective tax rate based upon the expected annual adjusted effective tax rate. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes net income (loss) and diluted earnings (loss) per share excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP.

		Quarters Ended
	Fiscal Year	July 2,	April 2,	January 1,	October 2,
	2022*	2022*	2022*	2022*	2021*

	($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses	$1,994,847	$494,943	$512,364	$501,363	$486,178
Amortization of intangible assets and other	(15,038)	(2,929)	(3,074)	(3,796)	(5,239)
Adjusted operating expenses	1,979,809	492,014	509,290	497,567	480,939

GAAP operating income	$939,011	$284,688	$274,408	$211,672	$168,243
Restructuring, integration and other expenses	5,272	-	-	-	5,272
Russian-Ukraine conflict related expenses	26,261	-	26,261	-	-
Amortization of intangible assets and other	15,038	2,929	3,074	3,796	5,239
Adjusted operating income	985,582	287,617	303,743	215,468	178,754

GAAP income before income taxes	$833,334	$248,541	$248,025	$191,779	$144,990
Restructuring, integration and other expenses	5,272	-	-	-	5,272
Russian-Ukraine conflict related expenses	26,261	-	26,261	-	-
Amortization of intangible assets and other	15,038	2,929	3,074	3,796	5,239
Other expenses	4,935	4,494	-	-	441
Adjusted income before income taxes	884,840	255,964	277,360	195,575	155,942

GAAP income tax expense	$140,955	$1,718	$64,608	$40,958	$33,672
Restructuring, integration and other expenses	1,012	-	-	-	1,012
Russian-Ukraine conflict related expenses	6,836	-	6,836	-	-
Amortization of intangible assets and other	3,080	711	667	704	998
Other expenses	1,092	956	-	-	136
Income tax benefit (expense) items, net	40,376	49,142	(8,613)	2,917	(3,070)
Adjusted income tax expense	193,351	52,527	63,498	44,579	32,748

GAAP net income	$692,379	$246,823	$183,417	$150,821	$111,318
Restructuring, integration and other expenses (net of tax)	4,260	-	-	-	4,260
Russian-Ukraine conflict related expenses (net of tax)	19,425	-	19,425	-	-
Amortization of intangible assets and other (net of tax)	11,958	2,218	2,407	3,092	4,241
Other expenses (net of tax)	3,843	3,538	-	-	305
Income tax (benefit) expense items, net	(40,376)	(49,142)	8,613	(2,917)	3,070
Adjusted net income	691,489	203,437	213,862	150,996	123,194

GAAP diluted earnings per share	$6.94	$2.51	$1.84	$1.50	$1.10
Restructuring, integration and other expenses (net of tax)	0.04	-	-	-	0.04
Russian-Ukraine conflict related expenses (net of tax)	0.19	-	0.20	-	-
Amortization of intangible assets and other (net of tax)	0.12	0.02	0.02	0.03	0.04
Other expenses (net of tax)	0.04	0.04	-	-	0.00
Income tax (benefit) expense items, net	(0.40)	(0.50)	0.09	(0.03)	0.03
Adjusted diluted EPS	6.93	2.07	2.15	1.51	1.22

* May not foot/cross due to rounding and differences in average diluted shares between quarterly periods compared to the fiscal year to date

		Quarters Ended
	Fiscal Year	July 3,	April 3,	January 2,	October 3,
	2021*	2021	2021	2021	2020

	($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses	$1,874,831	$498,497	$463,092	$442,084	$471,158
Amortization of intangible assets and other	(41,245)	(5,370)	(5,283)	(10,417)	(20,175)
Adjusted operating expenses	1,833,586	493,127	457,809	431,667	450,983

GAAP operating income	$281,408	$118,001	$87,684	$57,221	$18,502
Restructuring, integration and other expenses	84,391	28,449	17,574	11,948	26,420
Amortization of intangible assets and other	41,245	5,370	5,283	10,417	20,175
Adjusted operating income	407,044	151,820	110,541	79,586	65,097

GAAP income (loss) before income taxes	$172,929	$91,701	$70,121	$34,403	$(23,297)
Restructuring, integration and other expenses	84,391	28,449	17,574	11,948	26,420
Amortization of intangible assets and other	41,245	5,370	5,283	10,417	20,175
Other expenses - equity investment impairments and other	20,413	5,139	-	51	15,223
Adjusted income before income taxes	318,978	130,659	92,978	56,819	38,521

GAAP income tax expense (benefit)	$(20,185)	$6,346	$(37,363)	$15,240	$(4,408)
Restructuring, integration and other expenses	17,468	6,172	4,118	2,577	4,601
Amortization of intangible assets and other	9,099	1,025	1,008	2,037	5,029
Other expenses - equity investment impairments and other	90	38	-	26	26
Income tax benefit (expense) items, net	41,275	4,091	50,682	(10,788)	(2,710)
Adjusted income tax expense	47,747	17,672	18,445	9,092	2,538

GAAP net income (loss)	$193,114	$85,355	$107,484	$19,163	$(18,889)
Restructuring, integration and other expenses (net of tax)	66,923	22,277	13,456	9,371	21,819
Amortization of intangible assets and other (net of tax)	32,146	4,345	4,275	8,380	15,146
Other expenses - equity investment impairments and other (net of tax)	20,323	5,101	-	25	15,197
Income tax (benefit) expense items, net	(41,275)	(4,091)	(50,682)	10,788	2,710
Adjusted net income	271,231	112,987	74,533	47,727	35,983

GAAP diluted earnings (loss) per share	$1.93	$0.85	$1.07	$0.19	$(0.19)
Restructuring, integration and other expenses (net of tax)	0.67	0.22	0.13	0.09	0.22
Amortization of intangible assets and other (net of tax)	0.32	0.04	0.04	0.09	0.15
Other expenses - equity investment impairments and other (net of tax)	0.20	0.05	-	0.00	0.15
Income tax (benefit) expense items, net	(0.41)	(0.04)	(0.50)	0.11	0.03
Adjusted diluted EPS	2.71	1.12	0.74	0.48	0.36

* May not foot/cross due to rounding and differences in average diluted shares between quarterly periods compared to the fiscal year to date.

Organic Sales

Organic sales is defined as sales adjusted for the impact of significant acquisitions, divestitures and other items by adjusting Avnet’s prior and current periods (if necessary) to include the sales of acquired businesses and exclude the sales of divested businesses as if the acquisitions and divestitures had occurred at the beginning of the earliest period presented. Additionally, fiscal 2021 sales are adjusted for the estimated impact of the extra week of sales in the first quarter of fiscal 2021 due to the 14-week fiscal first quarter and the 53-week fiscal year. Organic sales in constant currency is defined as organic sales (as defined above) excluding the impact of changes in foreign currency exchange rates.

As a result of declining sales due to the termination of the TI distribution agreement in December 2020, organic sales growth rates have also been adjusted to exclude sales of TI products.

Reported sales were the same as organic sales for the fourth quarter and full year of fiscal 2022. Reported sales were the same as organic sales for the fourth quarter of fiscal 2021. The following table presents the reconciliation of reported sales to organic sales for fiscal 2021.

	Year Ended
		Estimated		Organic
	Sales	Extra		Sales
	As Reported	Week in	TI Sales	Adj for TI
	Q4-Fiscal	Fiscal	Q4-Fiscal	Q4-Fiscal
	2021	2021(2)	2021(1)	2021(1)

	(in millions)
Avnet	$19,534.7	$306.0	$292.2	$18,936.5
Avnet by region
Americas	$4,662.5	$77.0	$82.9	$4,502.6
EMEA	6,149.9	97.0	124.2	5,928.7
Asia	8,722.3	132.0	85.1	8,505.2
Avnet by segment
EC	$18,030.5	$284.0	$292.2	$17,454.3
Farnell	1,504.2	22.0	—	1,482.2

(1)	Sales adjusted for the impact of the termination of the TI distribution agreement.
(2)	The impact of the additional week of sales in the first quarter of fiscal 2021 is estimated.

The following table presents reported and organic sales growth rates for the fourth quarter and full year of fiscal 2022 compared to fiscal 2021.

	Quarter Ended		Year Ended
		Sales					Organic
		As Reported		Sales		Organic	Sales
	Sales	and Organic		As Reported		Sales	Adj for TI
	As Reported	Year-Year %	Sales	Year-Year %	Organic	Year-Year %	Year-Year %
	and Organic	Change in	As Reported	Change in	Sales	Change in	Change in
	Year-Year	Constant	Year-Year	Constant	Year-Year	Constant	Constant
	% Change	Currency	% Change	Currency	% Change	Currency	Currency(1)
Avnet	21.9%	28.2%	24.5%	27.2%	26.4%	29.2%	31.2%
Avnet by region
Americas	35.5%	35.5%	26.5%	26.5%	28.6%	28.6%	31.0%
EMEA	18.8	34.0	27.5	34.6	29.5	36.8	39.6
Asia	17.2	19.7	21.3	22.4	23.1	24.3	25.5
Avnet by segment
EC	23.9%	30.1%	24.8%	27.6%	26.8%	29.6%	31.8%
Farnell	0.2	6.8	20.2	22.2	21.9	24.0	24.0

(1)	Sales growth rates excluding the impact of the termination of the TI distribution agreement.

Historical Segment Financial Information

		Fiscal Year 2022
		Quarters Ended
		Third Quarter	Third Quarter	Second Quarter	First Quarter
	Fiscal Year	July 2,	April 2,	January 1,	October 2,
	2022*	2022*	2022	2022	2021

	(in millions)
Sales:
Electronic Components	$22,503.3	$5,930.4	$6,019.1	$5,424.3	$5,129.5
Farnell	1,807.4	442.3	469.0	440.9	455.2
Avnet sales	$24,310.7	$6,372.7	$6,488.1	$5,865.2	$5,584.7

Operating income:
Electronic Components	$872.0	$255.6	$265.0	$188.9	$162.4
Farnell	242.5	62.9	69.8	60.2	49.6
	1,114.5	318.5	334.8	249.1	212.0
Corporate expenses	(128.9)	(30.9)	(31.1)	(33.6)	(33.3)
Restructuring, integration and other expenses	(5.3)	-	-	-	(5.3)
Russian-Ukraine conflict related expenses	(26.3)	-	(26.3)	-	-
Amortization of acquired intangible assets and other	(15.0)	(2.9)	(3.1)	(3.8)	(5.2)
Avnet operating income	$939.0	$284.7	$274.4	$211.7	$168.2

Sales by geographic area:
Americas	$5,896.0	$1,618.4	$1,627.2	$1,391.5	$1,258.8
EMEA	7,838.1	2,064.0	2,185.7	1,840.8	1,747.6
Asia	10,576.6	2,690.3	2,675.2	2,632.9	2,578.3
Avnet sales	$24,310.7	$6,372.7	$6,488.1	$5,865.2	$5,584.7

* May not foot/cross due to rounding.

		Fiscal Year 2021
		Quarters Ended
		Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Fiscal Year	July 3,	April 3,	January 2,	October 3,
	2021*	2021	2021	2021	2020

	(in millions)
Sales:
Electronic Components	$18,030.5	$4,785.3	$4,520.6	$4,342.4	$4,382.2
Farnell	1,504.2	441.4	396.1	325.8	340.9
Avnet	$19,534.7	$5,226.7	$4,916.7	$4,668.2	$4,723.1

Operating income:
Electronic Components	$454.8	$147.8	$118.6	$103.9	$84.4
Farnell	86.9	36.5	23.9	14.6	12.0
	541.7	184.3	142.5	118.5	96.4
Corporate expenses	(134.7)	(32.5)	(31.9)	(39.0)	(31.3)
Restructuring, integration and other expenses	(84.4)	(28.4)	(17.6)	(11.9)	(26.4)
Amortization of acquired intangible assets and other	(41.2)	(5.4)	(5.3)	(10.4)	(20.2)
Avnet operating income	$281.4	$118.0	$87.7	$57.2	$18.5

Sales by geographic area:
Americas	$4,662.5	$1,194.4	$1,161.0	$1,101.5	$1,205.7
EMEA	6,149.9	1,737.3	1,585.6	1,346.3	1,480.7
Asia	8,722.3	2,295.0	2,170.1	2,220.4	2,036.7
Avnet	$19,534.7	$5,226.7	$4,916.7	$4,668.2	$4,723.1

* May not foot/cross due to rounding.

Guidance Reconciliation

The following table presents the reconciliation of non-GAAP adjusted diluted earnings per share guidance to the expected GAAP diluted earnings per share guidance for the first quarter of fiscal 2023.

	Low End of	High End of
	Guidance Range	Guidance Range

Adjusted diluted earnings per share guidance	$1.80	$1.90
Amortization of intangibles and other (net of tax)	(0.02)	(0.02)
Income tax expense adjustments	(0.03)	0.03
GAAP diluted earnings per share guidance	$1.75	$1.91